UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2023

ATHENE HOLDING LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-37963	98-0630022
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Second Floor, Washington House 16 Church Street

Hamilton, HM 11, Bermuda

(441) 279-8400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Depositary Shares, each representing a 1/1,000th interest in a 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Share, Series A	ATHPrA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a 5.625% Fixed Rate Perpetual Non-Cumulative Preference Share, Series B	ATHPrB	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a 6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preference Share, Series C	ATHPrC	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a 4.875% Fixed-Rate Perpetual Non-Cumulative Preference Share, Series D	ATHPrD	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a 7.75% Fixed-Rate Reset Perpetual Non-Cumulative Preference Share, Series E	ATHPrE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Redomestication

Following the completion of the merger of Athene Holding Ltd. (the “Company”) with Apollo Global Management, Inc., and as previously disclosed, the Company has been evaluating a number of structural options to rationalize its corporate structure, including potentially changing its place of domicile from Bermuda to the United States. As a result, on December 12, 2023, the board of directors of the Company approved certain preliminary steps to redomesticate the jurisdiction of organization of the Company from Bermuda to the State of Delaware (the “Redomestication”). The Redomestication, however, remains subject to final approval by the Company’s board of directors as well as other conditions. Subject to these conditions being satisfied, the Company expects to complete the Redomestication by December 31, 2023. The Redomestication, if it occurs, will become effective (the “Effective Date”) at the date and time specified by the Company in a certificate of conversion to be filed with the Delaware Secretary of State. The Company does not expect the Redomestication to adversely impact the operations of its Bermuda insurance subsidiaries or the Company’s corporate tax profile or capital position.

No shareholder action is required in connection with the Redomestication, and all shareholders’ existing economic rights under the terms of the securities they hold will remain the same. The Company’s Class A series of depositary shares, which represents a 1/1,000th interest in a share of the Company’s Class A series of preference shares, along with each of the Company’s other outstanding series of preference shares (together with the depositary shares representing interests in preference shares, the “Preference Shares”) listed below, will automatically convert to a new CUSIP after market close on the Effective Date. The Company’s remaining series of depositary shares and the outstanding series of the Company’s senior notes (the “Notes”) are not expected to receive new CUSIPs after market close on the Effective Date.

Shares	Current CUSIP	New CUSIP
Depositary Shares Series A	G0684D305	04686J 861
Preference Shares Series A	G0684D206	04686J 887
Preference Shares Series B	G0684D149	04686J 705
Preference Shares Series C	G0684D404	04686J 879
Preference Shares Series D	G0684D164	04686J 804

Certain Tax Considerations Related to the Redomestication

Following the Redomestication, the Company will be treated as a domestic corporation for purposes of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Therefore, the Company will be subject to U.S. federal income tax and will not be considered a passive foreign investment company or controlled foreign corporation. Additionally, distributions by the Company with respect to its Preference Shares will constitute U.S.-source dividend income to the extent paid out of the Company’s current or accumulated earnings and profits and interest on the Notes will constitute U.S.-source income for U.S. federal income tax purposes. If you are a noncorporate U.S. holder (as defined below), dividends paid to you will constitute “qualified dividend income” taxable to you at the preferential rates applicable to long-term capital gain, provided that you hold your Preference Shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date. Corporate U.S. holders of the Preference Shares may be eligible for a “dividends received deduction” with respect to dividend distributions that are paid on our Preference Shares, provided certain holding period requirements are satisfied. The following summarizes the expected consequences of the Redomestication.

This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances. Also, it is not intended to be wholly applicable to all categories of investors, some of which may be subject to special rules. If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Preference Shares or Notes, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of Preference Shares or Notes that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of the Redomestication.

U.S. Holders

For purposes of this discussion, you are a “U.S. holder” if, for U.S. federal income tax purposes, you are treated as a beneficial owner of our Preference Shares or Notes and you are: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the law of the United States or any state thereof (including the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) the trust has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

A U.S. holder of the Company’s Preference Shares that owns (directly, indirectly or constructively) stock representing less than 10% of the total voting power and value of the Company will generally not be required to recognize any gain or loss realized on the Redomestication with respect to such Preference Shares if the holder’s Preference Shares have an aggregate fair market value of less than $50,000 on the date of the Redomestication.

If such a holder’s Preference Shares have an aggregate fair market value of $50,000 or more on the date of Redomestication, the holder generally will recognize any gain (but not loss) realized in the Redomestication. The amount of gain realized with respect to any Preference Share will equal the excess (if any) of the fair market value of such Preference Share over the holder’s tax basis in such Preference Share. Immediately following the Redomestication, the holder’s tax basis in any Preference Share with respect to which it recognized gain will equal the Preference Share’s fair market value as of the date of the Redomestication, and the holding period for such Preference Share will begin immediately following the Redomestication.

Alternatively, U.S. Treasury Regulations under Section 367(b) of the Code provide that such a U.S. holder may make an election to include in income as a deemed dividend the “all earnings and profits amount” with respect to its Preference Shares. If a U.S. holder makes the election, the holder will not recognize gain upon the Redomestication, the tax basis of the holder’s Preference Shares will be equal to the basis of such Preference Shares prior to the Redomestication, increased by the amount included in income as a deemed dividend, and the holding period of the holder’s Preference Shares will include the holding period prior to the Redomestication. Such an election can be made only if the Company provides the U.S. holder with information to substantiate the holder’s “all earnings and profits amount” and the holder timely files with the U.S. Internal Revenue Service a notice of such election in accordance with the U.S. Treasury Regulations. Due to the legal and factual uncertainties and complexities that may be involved in determining a holder’s “all earnings and profits amount,” the Company does not expect to be able to provide holders with the substantiation required to make such an election.

Based upon the Company’s belief that it is not and has not been a passive foreign investment company, any gain recognized upon the Redomestication is expected to be capital gain for holders who hold their Preference Shares as capital assets. Preferential rates apply to long-term capital gain (generally, capital gain from the disposition of property held for more than one year). Any deemed dividend included in income by a U.S. holder who makes the election described above will generally be treated in a manner consistent with receiving an actual dividend from the Company prior to the Redomestication.

U.S. holders who own (directly, indirectly or constructively) stock representing 10% or more of the total voting power or value of the Company may be subject to different rules and should consult their own tax advisors regarding the tax consequences of the Redomestication to them.

The Company does not expect the Redomestication to be treated as a taxable exchange for U.S. holders of the Notes.

Non-U.S. Holders

For purposes of this discussion, you are a “non-U.S. holder” if you are a beneficial owner of our Preference Shares or Notes, you are not a U.S. holder and you are not treated as a partnership for U.S. federal income tax purposes.

The Company does not expect the Redomestication to be treated as a taxable exchange for non-U.S. holders of the Preference Shares or the Notes.

Following the Redomestication, non-U.S. holders of Preference Shares or Notes generally will be subject to a 30% withholding tax (or a lower treaty rate) on the amount of any dividends or interest payable to them, unless an exception applies. Under an exception for “portfolio interest,” non-U.S. holders of Notes that do not own (directly, indirectly or constructively) 10% or more of the voting power of the stock of the Company and that are not banks are generally expected to be exempt from such withholding tax on any such interest, provided appropriate statements of their non-U.S. status are provided to the U.S. person required to withhold such tax.

Such dividends and interest generally will also be subject to a 30% withholding tax under the provisions commonly known as the Foreign Account Tax Compliance Act or “FATCA,” unless the shareholder or noteholder (and any intermediaries through which the shareholder or noteholder holds its Preference Shares or Notes) establishes an exemption from such withholding. Only the following series of Preference Shares and series of Notes listed in the table below provide for payments of additional amounts in the event any of the foregoing withholding taxes are imposed, and holders of such Preference Shares or Notes may be required to provide information or take other actions to claim such additional amounts:

Security	Current CUSIP	New CUSIP
Preference Shares Series A	G0684D206	04686J 887
Preference Shares Series B	G0684D149	04686J 705
Preference Shares Series C	G0684D404	04686J 879
Preference Shares Series D	G0684D164	04686J 804
4.125% Senior Notes Due 2028	04686JAA9	No Change
6.150% Senior Notes Due 2030	04686JAB7	No Change
3.500% Senior Notes Due 2031	04686JAC5	No Change

All holders of Preference Shares or Notes should consult their own tax advisors regarding these and any other U.S. federal, state, local or non-U.S. tax consequences applicable to them as a result of the Redomestication.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is furnished as part of this current report on Form 8-K:

(d) Exhibit

No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENE HOLDING LTD.

Date: December 12, 2023	/s/ Martin P. Klein
Martin P. Klein
Executive Vice President and Chief Financial Officer